Exhibit 10.10

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of March 4, 2009, modifies the terms and conditions of the EMPLOYMENT AGREEMENT between I-many, Inc. (the “Company”) and John A. Rade (“Executive”), dated as of January 15, 2007 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement. Any term or condition of the Agreement in conflict with the terms or conditions of this Amendment shall be deemed to be specifically and expressly superseded by the provisions hereof.

A. The second sentence of Section 5.1(ii) of the Agreement (“If Executive’s employment is terminated pursuant to subsections 5.1(a), 5.1(b), 5.1(c) or 5.1(d) above within one year after a Change in Control …”) is hereby deleted in its entirety and shall have no further effect.

B. The following shall be added to the end of Section 5.1(ii): “Notwithstanding the foregoing, if Executive’s employment is terminated pursuant to subsections 5.1(a), 5.1(b), 5.1(c) or 5.1(d) above within one year after a Change in Control (defined below) of the Company, then the Company or its successor shall continue to provide the foregoing medical benefits to Executive for six (6) additional months, for a total of twelve (12) months.”

C. Change of Control Bonus.

No later than 60 days following a Change in Control of the Company, the Company shall pay Executive a lump-sum amount equal to six (6) months of Executive’s annualized base salary (excluding bonuses) in effect as of the date of the Change in Control, less applicable deductions and withholdings (the “Change in Control Bonus”). In the event the Company has terminated Executive’s employment pursuant to subsection 5.1(a), 5.1(b), 5.1(c) or 5.1(d) above within 90 days before the consummation of a Change in Control, Executive shall be entitled to the Change in Control Bonus notwithstanding such employment termination, provided Executive has signed a general release of claims against the Company substantially in the form of the agreement and general release attached at Exhibit A (except that Executive shall not be required to release the Company from claims for payment of the Change in Control Bonus before it has been paid).

D. All other terms of the Agreement shall remain unmodified by this Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in duplicate originals.

I-MANY, INC.		EXECUTIVE

By:	/s/ KEVIN M. HARRIS	/s/ JOHN A. RADE
	Kevin M. Harris	John A. Rade
Chief Financial Officer